Yum! Brands Reports Third-Quarter EPS Growth of 19%, Excluding Special Items;
Strong Sales and Operating Profit Performance Across All Divisions;
Raises Full-Year 2012 EPS Growth Forecast to at least 13%

Louisville, KY (October 9, 2012) - Yum! Brands Inc. (NYSE: YUM) today reported results for the third quarter ended September 8, 2012 including EPS of $0.99, excluding Special Items. Reported EPS for the quarter was $1.00. Yum! raises full-year EPS growth forecast to at least 13%, or at least $3.24, excluding Special Items.

THIRD-QUARTER HIGHLIGHTS

•
Worldwide operating profit grew 18%, prior to foreign currency translation, including 22% in China, 14% at Yum! Restaurants International (YRI) and 13% in the U.S. Worldwide operating profit increased 16%, after foreign currency translation.

•
Worldwide restaurant margin increased 1.9 percentage points to 18.9%, including increases of 0.1 percentage points in China, 1.0 percentage point at YRI and 4.6 percentage points in the U.S. Restaurant margin increased 0.6 percentage points in China excluding Little Sheep.

•	Worldwide system sales grew 6%, prior to foreign currency translation, including 22% in China, 4% at YRI and 1% in the U.S.
○
Worldwide system sales growth was 8%, excluding the acquisition of Little Sheep and the 2011 divestiture of Long John Silver's and A&W All-American Restaurants, including 19% in China, 5% at YRI and 6% in the U.S.

•	Same-store sales grew 6% in China, 2% at YRI and 6% in the U.S. YRI same-store sales were negatively impacted by 1 percentage point due to the timing of Ramadan.

•	Strong international development continued with 394 new restaurants opened, including 192 new units in China and 181 new units at YRI; 86% of this development occurred in emerging markets.

•	On September 20, 2012, the Company announced an 18% increase in its quarterly dividend, marking the eighth consecutive year the dividend increased at a double-digit percentage rate.

Full-year EPS growth forecast raised to at least 13%, or at least $3.24, excluding Special Items.

	Third Quarter			Year-to-Date
	2012	2011	% Change	2012	2011	% Change
EPS Excluding Special Items	$0.99	$0.83	19%	$2.42	$2.12	14%
Special Items Gain/(Loss)[1]	$0.01	$(0.03)	NM	$0.23	$(0.13)	NM
EPS	$1.00	$0.80	25%	$2.65	$1.99	33%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items. Special Items for 2012 are primarily related to the Little Sheep acquisition gain and net U.S. refranchising gains, partially offset by Pizza Hut UK impairment.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

Yum! Brands, Inc. 1900 Colonel Sanders Lane Louisville, KY 40213
Tel 502 874-8006 Fax 502 874-2410 Web Site www.yum.com/investors

David C. Novak, Chairman and CEO, said, “Very strong sales and profit at all of our divisions, including China, Yum! Restaurants International, India and the U.S., drove 19% third-quarter EPS growth. Given the strength of our year-to-date results, I'm pleased to report we are raising our full-year EPS growth forecast to at least 13%, excluding Special Items.

In China, our category-leading brands and competitive positions are stronger than ever. China system sales grew 22% as we opened 192 new restaurants and delivered same-store sales growth of 6%; operating profit grew 22%, prior to foreign currency translation. Importantly, China restaurant margin performance improved dramatically from the second quarter, once again demonstrating the ongoing strength of our business model. This strong performance, combined with our new expectation to open over 750 high-return new restaurants this year, further demonstrates why we are so confident in the long-term growth of our China business. Yum! Restaurants International (YRI) reported its best quarterly operating profit performance of the year with growth of 14%, prior to foreign currency translation. YRI, combined with Yum! Restaurants India, will have a record year of new unit development. When you add it all up for Yum!, we will open at least 1,750 new restaurants outside the U.S., further strengthening our leadership position in emerging markets. At the same time, our heightened operations focus and product innovation has driven much better performance in the U.S., with all three brands growing sales, margin and profit.

We expect 2012 to be our eleventh consecutive year of delivering at least 13% EPS growth, prior to Special Items. Our consistent track record is evidence that Yum! Brands is capable of delivering strong double-digit growth even in the most challenging economic times. We expect this to continue as we build on our track record of at least 10% EPS growth in 2013 and well into the future.”

CHINA DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2012	2011	Reported	Ex F/X	2012	2011	Reported	Ex F/X
System Sales Growth			+23	+22			+29	+25
Same-Store Sales Growth (%)	+6	+19	NM	NM	+9	+17	NM	NM
Restaurant Margin (%)	21.4	21.3	0.1	Even	20.0	21.7	(1.7)	(1.7)
Operating Profit ($MM)	374	301	+24	+22	812	698	+16	+13

•	China Division system sales increased 22%, prior to foreign currency translation. Same-store sales increased 6%, overlapping strong prior year same-store sales growth of 19%.

•	China opened 192 new units and we expect record new-unit development of at least 750 units this year.

China Units	Q3 2012	% Change[2]
Traditional Restaurants[1]	4,952	+18
KFC	4,043	+16
Pizza Hut Casual Dining	738	+31

1 Total includes Pizza Hut Home Service and East Dawning; excludes Little Sheep units
2 Annual Rate of Change excludes Little Sheep units for comparability of core business

•	Restaurant margin increased 0.1 percentage points to 21.4%. Wage rate inflation was 8% and commodity inflation was 2%.

•
The Little Sheep acquisition had a positive impact of 3 percentage points on system sales growth, a negative impact of 0.5 percentage points on restaurant margin, and a negative impact of 1 percentage point on operating profit growth.

•	Foreign currency translation positively impacted operating profit by $5 million.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2012	2011	Reported	Ex F/X	2012	2011	Reported	Ex F/X
Traditional Restaurants[1]	14,200	13,750	+3	NA	14,200	13,750	+3	NA
System Sales Growth			(2)	+4			+2	+6
Restaurant Margin (%)	13.3	12.3	1.0	0.9	12.4	12.7	(0.3)	(0.3)
Franchise & License Fees ($MM)	204	211	(3)	+4	596	583	+2	+6
Operating Profit ($MM)	173	163	+7	+14	491	467	+5	+10
Operating Margin (%)	22.5	20.8	1.7	1.6	21.9	21.5	0.4	0.4

1
During the fourth quarter of 2011, we sold the LJS and A&W brands. As a result, 343 LJS and A&W restaurants have been removed from the 2011 unit balance. LJS and A&W results remain in all other 2011 financial numbers.

•	YRI Division system sales increased 4%, prior to foreign currency translation.
	○	The timing of Ramadan had an estimated negative system sales impact of about 1%; the most sizable impact was in the Middle East franchise business which experienced a negative impact of 7%.
	○	The 2011 divestiture of LJS and A&W had a negative impact of 1% on both system sales and operating profit growth.
	○	Emerging markets system sales grew 10%, driven by 7% unit growth and 5% same-store sales growth.
	○	Developed markets system sales grew 1%.

•	YRI opened 181 new units in 46 countries; 93% were opened by our franchise partners.
	○	For the quarter, 124 new units were opened in emerging markets.

•	Foreign currency translation negatively impacted operating profit by $12 million.

YRI MARKETS[1]	SYSTEM Sales Growth (Ex F/X)
	Percent of YRI[2]	Third Quarter (%)	Year-to-Date (%)
Franchise
Asia (ex Japan)	16%	+1	+4
Japan	11%	(3)	Even
Latin America	11%	+9	+9
Middle East	8%	+4	+11
Continental Europe	7%	+1	+4
Canada	6%	(3)	(1)

Combined Company / Franchise
UK	12%	Even	+4
Australia / New Zealand	12%	+6	+1
Thailand	2%	+15	+12
Korea	1%	+11	+8

Key Growth
Africa	6%	+20	+16
France	4%	+4	+9
Germany / Netherlands	2%	+5	+11
Russia	2%	+45	+45

1    See website www.yum.com under tab "Investors" for a list of the countries within each of the YRI markets.
2    Percentage of Total YRI System Sales for Full Year 2011.

U.S. DIVISION

	Third Quarter			Year-to-Date
	2012	2011	% Change	2012	2011	% Change
Same-Store Sales Growth (%)	+6	(3)	NM	+6	(2)	NM
Restaurant Margin (%)	16.7	12.1	4.6	16.2	11.5	4.7
Franchise and License Fees ($MM)	189	182	+4	555	534	+4
Operating Profit ($MM)	162	143	+13	486	398	+22
Operating Margin (%)	20.5	16.3	4.2	20.2	15.3	4.9

•	U.S. Division same-store sales increased 6%, including growth of 7% at Taco Bell, 6% at Pizza Hut and 4% at KFC.

•	Restaurant margin increased 4.6 percentage points, driven primarily by strong same-store sales growth, as well as refranchising, supply chain efficiencies, and less discounting.

•	The 2011 divestiture of LJS and A&W negatively impacted franchise and license fees growth by 5 percentage points and operating profit growth by 2 percentage points.

YUM! RESTAURANTS INDIA DIVISION

•	India Division system sales increased 29%, prior to foreign currency translation. The system sales increase was driven by unit growth of 29% and same-store sales growth of 5%.

India Units	Q3 2012	% Change[1]
Traditional Restaurants[2]	495	+29
KFC	221	+38
Pizza Hut Casual Dining	170	+9
Pizza Hut Home Service	101	+55
1 Annual rate of change
2 Total includes 3 Taco Bell units

OWNERSHIP / SPECIAL ITEMS UPDATE

•
In the U.S., we refranchised 176 units, including 158 KFCs. The KFC refranchising program was completed early in the fourth quarter this year. Currently, our company ownership is 11% in the U.S. Upon the completion of our U.S. refranchising program, total company ownership in the U.S. will be about 10%.

OTHER ITEMS UPDATE

•	In the third quarter, we repurchased 6.5 million shares for $414 million at an average price of $64. Year-to-date, we repurchased 10.8 million shares for $702 million at an average price of $65.

•
In an effort to reduce our ongoing volatility and administration expense in connection with the Company's U.S. pension obligation, on October 9, 2012, the Company began notifying certain former employees of a limited opportunity to voluntarily elect an early payout of their pension benefits to be funded from existing pension assets. As a result of this program, we anticipate recording a pre-tax non-cash charge between $25 million and $75 million in the fourth quarter of 2012 within Special Items. The amount of this charge will depend on the actual number of participants electing the lump sum payment option.

CONFERENCE CALL
Yum! Brands Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Wednesday, October 10, 2012. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Wednesday, October 10, through midnight Wednesday, October 24, 2012. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback pass code is 34802629.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' Web site, www.yum.com/investors and selecting “Q3 2012 Earnings Conference Call” under “Investment Events.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details, and definitions of terms are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food borne-illness or food safety issues; economic and political conditions in the countries where we operate; currency exchange and interest rates; commodity, labor and other operating costs; our ability to secure and maintain distribution and adequate supply to our restaurants; the effectiveness of our operating initiatives and marketing; the success of our strategies for refranchising and international development; the continued viability and success of our franchise and license operators; publicity that may impact our business and/or industry; pending or future legal claims; the impact of any widespread illness; our effective tax rates; our actuarially determined casualty loss estimates; government regulations; accounting policies and practices; and competition, consumer preferences or perceptions. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 38,000 restaurants in more than 120 countries and territories. Yum! is ranked #213 on the Fortune 500 List with revenues of more than $12 billion in 2011. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opened approximately four new restaurants each day of the year, making it a leader in international retail development.

Analysts are invited to contact
Tim Jerzyk, Senior Vice President Investor Relations, at 888/298-6986
Steve Schmitt, Senior Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/8/12	9/3/11	B/(W)	9/8/12	9/3/11	B/(W)

Company sales	$3,142	$2,854	10	$8,248	$7,336	12
Franchise and license fees and income	427	420	2	1,232	1,179	5
Total revenues	3,569	3,274	9	9,480	8,515	11

Company restaurant expenses, net
Food and paper	1,029	970	(6)	2,712	2,424	(12)
Payroll and employee benefits	650	600	(8)	1,786	1,609	(11)
Occupancy and other operating expenses	864	790	(9)	2,288	2,063	(11)
Company restaurant expenses	2,543	2,360	(8)	6,786	6,096	(11)

General and administrative expenses	332	310	(7)	950	873	(9)
Franchise and license expenses	32	41	25	84	104	20
Closures and impairment (income) expenses	4	25	83	9	113	92
Refranchising (gain) loss	(2)	66	NM	(41)	69	NM
Other (income) expense	(11)	(16)	(34)	(97)	(48)	NM
Total costs and expenses, net	2,898	2,786	(4)	7,691	7,207	(7)

Operating Profit	671	488	38	1,789	1,308	37
Interest expense, net	32	32	(7)	107	110	2
Income before income taxes	639	456	40	1,682	1,198	40
Income tax provision	161	67	NM	410	220	(86)
Net income - including noncontrolling interests	478	389	23	1,272	978	30
Net income - noncontrolling interests	7	6	(21)	12	15	20
Net income - YUM! Brands, Inc.	$471	$383	23	$1,260	$963	31

Effective tax rate	25.1%	14.6%	(10.5 ppts.)	24.4%	18.4%	(6.0 ppts.)

Effective tax rate before special items	25.1%	25.1%	-	25.6%	23.3%	(2.3 ppts.)

Basic EPS Data
EPS	$1.02	$0.82	25	$2.72	$2.05	33
Average shares outstanding	460	469	2	463	471	2

Diluted EPS Data
EPS	$1.00	$0.80	25	$2.65	$1.99	33
Average shares outstanding	472	481	2	476	483	2

Dividends declared per common share	$—	$—		$0.57	$0.50

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/8/12	9/3/11	B/(W)	9/8/12	9/3/11	B/(W)

Company sales	$1,958	$1,577	24	$4,692	$3,634	29
Franchise and license fees and income	30	23	32	70	52	36
Total revenues	1,988	1,600	24	4,762	3,686	29

Company restaurant expenses, net
Food and paper	662	568	(17)	1,611	1,274	(27)
Payroll and employee benefits	334	242	(38)	815	556	(47)
Occupancy and other operating expenses	543	431	(26)	1,325	1,015	(30)
	1,539	1,241	(24)	3,751	2,845	(32)
General and administrative expenses	84	67	(24)	213	171	(25)
Franchise and license expenses	3	2	(97)	6	3	NM
Closures and impairment (income) expenses	1	—	NM	4	3	(41)
Other (income) expense	(13)	(11)	19	(24)	(34)	(28)
	1,614	1,299	(24)	3,950	2,988	(32)
Operating Profit	$374	$301	24	$812	$698	16

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	33.9	36.0	2.1 ppts.	34.4	35.1	0.7 ppts.
Payroll and employee benefits	17.0	15.3	(1.7 ppts.)	17.4	15.3	(2.1 ppts.)
Occupancy and other operating expenses	27.7	27.4	(0.3 ppts.)	28.2	27.9	(0.3 ppts.)
Restaurant margin	21.4%	21.3%	0.1 ppts.	20.0%	21.7%	(1.7 ppts.)

Operating margin	18.8%	18.9%	(0.1 ppts.)	17.1%	18.9%	(1.8 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/8/12	9/3/11	B/(W)	9/8/12	9/3/11	B/(W)

Company sales	$565	$568	(1)	$1,651	$1,584	4
Franchise and license fees and income	204	211	(3)	596	583	2
Total revenues	769	779	(1)	2,247	2,167	4

Company restaurant expenses, net
Food and paper	185	181	(2)	541	498	(9)
Payroll and employee benefits	140	150	7	415	413	—
Occupancy and other operating expenses	165	166	1	490	472	(4)
	490	497	2	1,446	1,383	(4)
General and administrative expenses	91	96	4	275	263	(4)
Franchise and license expenses	13	14	16	34	36	8
Closures and impairment (income) expenses	2	9	78	2	18	87
Other (income) expense	—	—	—	(1)	—	NM
	596	616	3	1,756	1,700	(3)
Operating Profit	$173	$163	7	$491	$467	5

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	32.7	31.9	(0.8 ppts.)	32.8	31.4	(1.4 ppts.)
Payroll and employee benefits	24.7	26.4	1.7 ppts.	25.1	26.1	1.0 ppts.
Occupancy and other operating expenses	29.3	29.4	0.1 ppts.	29.7	29.8	0.1 ppts.
Restaurant margin	13.3%	12.3%	1.0 ppts.	12.4%	12.7%	(0.3 ppts.)

Operating margin	22.5%	20.8%	1.7 ppts.	21.9%	21.5%	0.4 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
UNITED STATES DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year to Date		% Change
	9/8/12	9/3/11	B/(W)	9/8/12	9/3/11	B/(W)

Company sales	$598	$691	(13)	$1,850	$2,075	(11)
Franchise and license fees and income	189	182	4	555	534	4
Total revenues	787	873	(10)	2,405	2,609	(8)

Company restaurant expenses, net
Food and paper	173	213	19	537	634	15
Payroll and employee benefits	174	206	15	549	635	14
Occupancy and other operating expenses	151	188	19	464	567	18
	498	607	18	1,550	1,836	16
General and administrative expenses	110	99	(11)	322	302	(7)
Franchise and license expenses	16	25	38	44	66	33
Closures and impairment (income) expenses	1	—	NM	3	10	70
Other (income) expense	—	(1)	NM	—	(3)	NM
	625	730	14	1,919	2,211	13
Operating Profit	$162	$143	13	$486	$398	22

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	28.9	30.9	2.0 ppts.	29.0	30.6	1.6 ppts.
Payroll and employee benefits	29.2	29.9	0.7 ppts.	29.7	30.6	0.9 ppts.
Occupancy and other operating expenses	25.2	27.1	1.9 ppts.	25.1	27.3	2.2 ppts.
	16.7%	12.1%	4.6 ppts.	16.2%	11.5%	4.7 ppts.

Operating margin	20.5%	16.3%	4.2 ppts.	20.2%	15.3%	4.9 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	9/8/12	12/31/11
ASSETS
Current Assets
Cash and cash equivalents	$942	$1,198
Accounts and notes receivable, less allowance: $19 in 2012 and $22 in 2011	302	286
Inventories	291	273
Prepaid expenses and other current assets	323	338
Deferred income taxes	108	112
Advertising cooperative assets, restricted	113	114
Total Current Assets	2,079	2,321

Property, plant and equipment, net of accumulated depreciation and amortization of $3,219 in
2012 and $3,225 in 2011	4,119	4,042
Goodwill	1,006	681
Intangible assets, net	713	299
Investments in unconsolidated affiliates	58	167
Restricted cash	—	300
Other assets	528	475
Deferred income taxes	471	549
Total Assets	$8,974	$8,834

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,828	$1,874
Income taxes payable	98	142
Short-term borrowings	18	320
Advertising cooperative liabilities	113	114
Total Current Liabilities	2,057	2,450

Long-term debt	3,003	2,997
Other liabilities and deferred credits	1,575	1,471
Total Liabilities	6,635	6,918

Redeemable noncontrolling interest	45	—

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 452 shares and 460 shares issued in 2012 and 2011, respectively	—	18
Retained earnings	2,450	2,052
Accumulated other comprehensive income (loss)	(253)	(247)
Total Shareholders' Equity - YUM! Brands, Inc.	2,197	1,823
Noncontrolling interests	97	93
Total Shareholders' Equity	2,294	1,916
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity	$8,974	$8,834
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to Date
	9/8/2012	9/3/2011
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$1,272	$978
Depreciation and amortization	429	426
Closures and impairment (income) expenses	9	113
Refranchising (gain) loss	(41)	69
Contributions to defined benefit pension plans	(46)	(12)
Gain upon acquisition of Little Sheep	(74)	—
Deferred income taxes	86	(72)
Equity income from investments in unconsolidated affiliates	(38)	(40)
Distributions of income received from unconsolidated affiliates	38	37
Excess tax benefit from share-based compensation	(52)	(33)
Share-based compensation expense	35	40
Changes in accounts and notes receivable	7	(19)
Changes in inventories	27	9
Changes in prepaid expenses and other current assets	(14)	(29)
Changes in accounts payable and other current liabilities	28	142
Changes in income taxes payable	86	55
Other, net	66	39
Net Cash Provided by Operating Activities	1,818	1,703

Cash Flows - Investing Activities
Capital spending	(678)	(553)
Proceeds from refranchising of restaurants	187	119
Acquisitions	(542)	(1)
Changes in restricted cash	300	(300)
Other, net	(14)	(5)
Net Cash Used in Investing Activities	(747)	(740)

Cash Flows - Financing Activities
Proceeds from long-term debt	—	349
Repayments of long-term debt	(280)	(662)
Short-term borrowings, three months or less, net	2	—
Revolving credit facilities, three months or less, net	10	—
Repurchase shares of Common Stock	(688)	(562)
Excess tax benefit from share-based compensation	52	33
Employee stock option proceeds	27	30
Dividends paid on Common Stock	(393)	(350)
Other, net	(52)	(33)
Net Cash Used in Financing Activities	(1,322)	(1,195)
Effect of Exchange Rate on Cash and Cash Equivalents	(5)	42
Net Decrease in Cash and Cash Equivalents	(256)	(190)
Cash and Cash Equivalents - Beginning of Year	1,198	1,426
Cash and Cash Equivalents - End of Year	$942	$1,236
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2012 and 2011 on a basis before Special Items.  Included in Special Items are the U.S. refranchising gain (loss), the gain on the acquisition of Little Sheep, impairment charges and deal costs associated with the planned refranchising of the Pizza Hut UK business and the losses, other costs and tax benefits in 2011 relating to our divestiture of the Long John Silver's ("LJS") and A&W All-American Food Restaurants ("A&W") brands. These amounts are described in (d), (e), (f) and (g) in the accompanying notes. Other Special Items include the depreciation reductions from Pizza Hut UK and KFC U.S. restaurants impaired upon our decision or offer to refranchise that remained Company stores for some or all of the periods presented, gains from sales of real estate related to our previously refranchised Mexico business and charges relating to U.S. General and Administrative ("G&A") productivity initiatives and realignment of resources.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in 2012 and 2011 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter		Year to Date
	9/8/12	9/3/11	9/8/12	9/3/11
Detail of Special Items
U.S. Refranchising gain (loss)(d)	$(1)	$4	$53	$(3)
Gain upon acquisition of Little Sheep(e)	—	—	74	—
Loss associated with the planned refranchising of the Pizza Hut UK dine-in business(f)	(1)	(76)	(24)	(76)
Losses and other costs relating to the LJS and A&W divestitures(g)	—	(17)	—	(86)
Other Special Items	5	1	15	6
Total Special Items Income (Expense)	3	(88)	118	(159)
Tax Benefit (Expense) on Special Items	—	70	(9)	96
Special Items Income (Expense), net of tax	$3	$(18)	$109	$(63)
Average diluted shares outstanding	472	481	476	483
Special Items diluted EPS	$0.01	$(0.03)	$0.23	$0.13

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$668	$576	$1,671	$1,467
Special Items Income (Expense)	3	(88)	118	(159)
Reported Operating Profit	$671	$488	$1,789	$1,308

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.99	$0.83	$2.42	$2.12
Special Items EPS	0.01	(0.03)	0.23	(0.13)
Reported EPS	$1.00	$0.80	$2.65	$1.99

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	25.1%	25.1%	25.6%	23.3%
Impact on Tax Rate as a result of Special Items	—%	(10.5)%	(1.2)%	(4.9)%
Reported Effective Tax Rate	25.1%	14.6%	24.4%	18.4%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 9/8/12	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$1,988	$769	$787	$25	$—	$3,569

Company restaurant expenses	1,539	490	498	19	(3)	2,543
General and administrative expenses	84	91	110	6	41	332
Franchise and license expenses	3	13	16	—	—	32
Closures and impairment (income) expenses	1	2	1	—	—	4
Refranchising (gain) loss	—	—	—	—	(2)	(2)
Other (income) expense	(13)	—	—	—	2	(11)
	1,614	596	625	25	38	2,898
Operating Profit (loss)	$374	$173	$162	$—	$(38)	$671

Quarter Ended 9/3/11	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$1,600	$779	$873	$22	$—	$3,274

Company restaurant expenses	1,241	497	607	17	(2)	2,360
General and administrative expenses	67	96	99	5	43	310
Franchise and license expenses	2	14	25	—	—	41
Closures and impairment (income) expenses	—	9	—	—	16	25
Refranchising (gain) loss	—	—	—	—	66	66
Other (income) expense	(11)	—	(1)	—	(4)	(16)
	1,299	616	730	22	119	2,786
Operating Profit (loss)	$301	$163	$143	$—	$(119)	$488

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date Ended 9/8/12	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$4,762	$2,247	$2,405	$66	$—	$9,480

Company restaurant expenses	3,751	1,446	1,550	51	(12)	6,786
General and administrative expenses	213	275	322	16	124	950
Franchise and license expenses	6	34	44	—	—	84
Closures and impairment (income) expenses	4	2	3	—	—	9
Refranchising (gain) loss	—	—	—	—	(41)	(41)
Other (income) expense	(24)	(1)	—	—	(72)	(97)
	3,950	1,756	1,919	67	(1)	7,691
Operating Profit (loss)	$812	$491	$486	$(1)	$1	$1,789

Year to Date Ended 9/3/11	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$3,686	$2,167	$2,609	$53	$—	$8,515

Company restaurant expenses	2,845	1,383	1,836	40	(8)	6,096
General and administrative expenses	171	263	302	14	123	873
Franchise and license expenses	3	36	66	—	(1)	104
Closures and impairment (income) expenses	3	18	10	—	82	113
Refranchising (gain) loss	—	—	—	—	69	69
Other (income) expense	(34)	—	(3)	—	(11)	(48)
	2,988	1,700	2,211	54	254	7,207
Operating Profit (loss)	$698	$467	$398	$(1)	$(254)	$1,308

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Amounts presented as of and for the quarter and year to date ended September 8, 2012 are preliminary.

(b)
Other (income) expense for the China Division primarily consists of equity income from investments in unconsolidated affiliates. The year to date ended September 8, 2012 also includes costs related to the acquisition of Little Sheep Group Limited ("Little Sheep") (see note (e) for further explanation).

(c)
Beginning the first quarter of 2012, our India Division is being reported as a standalone reporting segment separate from YRI as a result of changes to our management reporting structure. While our consolidated results are not impacted, our historical segment information has been restated to be consistent with the current period presentation. This new segment also includes the franchise businesses in the neighboring countries of Bangladesh, Mauritius, Nepal and Sri Lanka.

(d)
As part of our plan to transform our U.S. business we took certain measures ("the U.S. business transformation measures") in 2012 and 2011 which includes the continuation of our U.S. refranchising, potentially reducing our Company ownership in the U.S. to 10% or slightly less, including a reduction of Taco Bell Company ownership to 16%.  During the year to date ended September 8, 2012, we recorded gains of $53 million related to refranchising in the U.S., primarily at Taco Bell. We have traditionally not allocated refranchising (gains) losses for segment reporting purposes.  Additionally, U.S. refranchising (gains) losses have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

(e)
On February 1, 2012 we acquired an additional 66% interest in Little Sheep for $540 million, net of cash acquired of $44 million, increasing our ownership to 93%.  The acquisition was driven by our strategy to build leading brands across China in every significant category.  Prior to our acquisition of this additional interest, our 27% interest in Little Sheep was accounted for under the equity method of accounting.  As a result of the acquisition we obtained voting control of Little Sheep, and thus we began consolidating Little Sheep upon acquisition.  As required by GAAP, we remeasured our previously held 27% ownership in Little Sheep, which had a recorded value of $107 million at the date of acquisition, at fair value and recognized a non-cash gain of $74 million.  This gain, which resulted in no related income tax expense, was recorded in Other (income) expense on our Condensed Consolidated Statement of Income during the quarter ended March 24, 2012, was not allocated for segment reporting purposes and is reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

Consolidated Little Sheep results are included in the China Division from the beginning of the second quarter of 2012. Little Sheep impacted China Division revenues by 3% for both the quarter and year to date ended September 8, 2012. Other than the $74 million gain discussed above, Little Sheep did not have a significant impact on China Division's Operating Profit or Net Income - YUM! Brands, Inc. for the quarter and year to date ended September 8, 2012. China Division and Worldwide system sales include sales from Little Sheep's company-owned restaurants but exclude sales from Little Sheep's franchise restaurants. Our Condensed Consolidated Balance Sheet at September 8, 2012 reflects the consolidation of this entity, including approximately $300 million of goodwill, $500 million of other intangible assets and a $45 million redeemable noncontrolling interest. Also, in the quarter ended March 24, 2012, we released from escrow $300 million of cash that was deemed restricted prior to our acquisition of Little Sheep.

(f)
In 2011, we decided to sell our remaining company-owned Pizza Hut UK dine-in restaurants. Based on bids we received from prospective buyers, we recorded a non cash pre-tax impairment charge of $20 million to Refranchising (gain) loss to adjust the carrying amount of the asset group to its fair value in the quarter ended March 24, 2012. We had previously recorded a $74 million non cash pre-tax impairment charge to Refranchising (gain) loss to reduce the carrying amount of the asset group to its then estimated fair value upon our initial decision to sell the Pizza Hut dine-in business in the quarter ended September 3, 2011. These charges were not allocated for segment reporting purposes and were reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

(g)
During the fourth quarter of 2011 we sold the Long John Silver's and A&W All American Food Restaurants brands to key franchise leaders and strategic investors in separate transactions. During the quarter and year to date ended September 3, 2011, we recognized $17 million and $86 million, respectively, of pre-tax losses and other costs primarily in Closures and impairment (income) expenses as a result of our decision to sell these businesses. Additionally, during the quarter ended September 3, 2011, we recognized $53 million of tax benefits primarily related to tax losses associated with the sales. These amounts were not allocated for segment reporting purposes and were reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).